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                                  EXHIBIT 23.1

                            BAGELL, JOSEPHS & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 SUITES 400-403
                           200 HADDONFILED-BERLIN ROAD
                           GIBBSBORO, NEW JERSEY 08026

                        (856) 346-2828 FAX (856) 346-2882




January 31, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:      Form Amended 10KSB March 31, 2002

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Amended 10KSB of Mobilepro Corp. (the "company") of our report dated July 10, 2002 on the Company's consolidated financial statements for the year ended March 31, 2002, which report contains and explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as an ongoing concern relating to those consolidated financial statements of the Company as of and for the year ended March 31, 2002, Additionally, we consent to the use of our quarterly reviewed Mobilepro Corp. consolidated financial statements for the three months ended June 30, 2002.


We hereby consent to all references to our firm


/s/   Bagell, Josephs & Company, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey






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